Exhibit 99.2

Notice of Guaranteed Delivery

for

Oscient Pharmaceuticals Corporation

Offer for all

Outstanding 3 1/2% Senior Convertible Notes due 2011

and

Outstanding 5% Convertible Promissory Notes due 2009

in Exchange for

3.50% Convertible Senior Notes due 2011

which will be Registered under

the Securities Act of 1933, as Amended,

Prior to Closing

You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offers of Oscient Pharmaceuticals Corporation (the “Company”) made pursuant to the Preliminary Prospectus, dated March 29, 2007 (the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis, certificates for Existing 2009 Notes (as defined below) are not immediately available or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to 11:59 p.m., New York City time, on the Expiration Date of the Exchange Offers. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding 3 1/2% Senior Convertible Notes due 2011 (the “Existing 2011 Notes”) and/or outstanding 5% Convertible Promissory Notes due 2009 (the “Existing 2009 Notes” and, together with the Existing 2011 Notes, the “Existing Notes”), pursuant to the Exchange Offers, the Letter of Transmittal or Letter of Transmittal and Consent, as applicable, (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

U.S. Bank National Association

Exchange Agent

For 3 1/2% Senior Convertible Notes due 2011

and

5% Convertible Promissory Notes due 2009

By Mail or Overnight Courier:

U.S. Bank National Association

Attn. Specialized Finance

60 Livingston Avenue

St. Paul, MN 55107

By Facsimile Transmission:

(651) 495-8158

Confirm by Telephone:

(651) 495-3511

For Information with respect to the Exchange Offers call:

Georgeson Inc.

17th Street, 10th Floor

New York, New York 10004

Banks and Brokers Call Collect: (212) 440-9800

Call Toll Free: (888) 549-6633

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL OR LETTER OF TRANSMITTAL AND CONSENT, AS APPLICABLE.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal or Letter of Transmittal and Consent, as applicable, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offers – Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Existing Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Existing Notes pursuant to the Exchange Offers may not be withdrawn after 11:59 p.m., New York City time, on the Expiration Date. Tenders of Existing Notes may be withdrawn as provided in the Prospectus.

DESCRIPTION OF EXISTING 2011 NOTES	1	2	3	4
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount of Existing 2011 Note(s)	Principal Amount Tendered**	CUSIP Number(s)

	Total

*  For book-entry to the Depositary Trust Company, please provide account number

**  Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing 2011 Notes represented by the Existing 2011 Notes indicated in column 2. See Instruction 2. Existing 2011 Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1

DESCRIPTION OF EXISTING 2009 NOTES	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s)/Account Number(s)	Aggregate Principal Amount of Existing 2009 Note(s)	Principal Amount Tendered**

	Total

*  Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing 2009 Notes represented by the Existing 2009 Notes indicated in column 2. See Instruction 2. Existing 2009 Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

PLEASE SIGN HERE

x x Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the Holder(s) of Existing Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THE FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR LETTER OF TRANSMITTAL AND CONSENT, AS APPLICABLE.